EXHIBIT 12.3

                    [LETTERHEAD OF S.E.CLARK & COMPANY, P.C.]


                         Consent of Independent Auditors

As independent auditors, we hereby consent to the inclusion of our report dated January 14, 2000, in the Amendment No. 2 to Form 10-SB for NuPro Innovations Inc. which includes the consolidated and combined financial statements of NuPro Innovations Inc. for the periods ended November 30, 1999 and 1998.


/s/ S.E.Clark & Company, P.C.

Tucson, Arizona
April 18, 2000